Exhibit 99.1

EverQuote Announces Fourth Quarter and Full Year 2023 Financial Results

•	Fourth Quarter Revenue of $55.7 million

•	Fourth Quarter Variable Marketing Margin of $20.7 million

•	Full Year Revenue of $287.9 million

•	Full Year Variable Marketing Margin of $100.3 million

CAMBRIDGE, Mass., Feb. 26, 2024 (GLOBE NEWSWIRE) — EverQuote, Inc. (Nasdaq: EVER), a leading online insurance marketplace, today announced financial results for the fourth quarter and year ended December 31, 2023.

“2023 was a transformative year for EverQuote. We returned to our roots as a capital efficient digital insurance marketplace,” said Jayme Mendal, CEO of EverQuote. “We maintained positive Adjusted EBITDA for the year, improved our balance sheet, and our team managed effectively through historically low carrier demand.”

“I am pleased with our outperformance in the fourth quarter, as we exceeded guidance across all three of our primary financial metrics of revenue, Variable Marketing Margin, or VMM, and Adjusted EBITDA. We entered 2024 with positive momentum, a focused team, streamlined operations, and recent signs of an improving auto carrier environment,” concluded Mr. Mendal.

“In 2024, we will continue to be very disciplined in managing expenses and driving incremental operating leverage in the business,” said Joseph Sanborn, CFO of EverQuote. “We are on track to achieve our goal of restoring consistent positive quarterly cash flow from operations in the first half of this year, followed by a return to our pre-downturn Adjusted EBITDA margins in 2024.”

Fourth Quarter 2023 Highlights:

(Unless otherwise noted, all comparisons are relative to the fourth quarter of 2022. EverQuote exited the health insurance vertical at the end of the second quarter of 2023. Revenue in our health insurance vertical was $13.1 million in the fourth quarter of 2022.)

•	Total revenue of $55.7 million, a decrease of 37%.

•	Automotive insurance vertical revenue of $45.0 million, a decrease of 33%.

•	Revenue from home and renters insurance vertical of $9.8 million, an increase of 48%.

•	VMM of $20.7 million, representing 37% of total revenue, compared to 33%.

•	GAAP net loss improved to a loss of $6.3 million, compared to a GAAP net loss of $8.5 million.

•	Adjusted EBITDA was $(0.9) million, compared to Adjusted EBITDA of $0.1 million.

•	Ended the quarter with $38.0 million in cash and cash equivalents, an increase of 23% from $30.8 million at the end of the fourth quarter of 2022.

Full Year 2023 Highlights:

(All comparisons are relative to the full year of 2022, which included $38.7 million revenue in our health insurance vertical):

•	Total revenue of $287.9 million (or $272.9 million excluding revenues from our health insurance vertical, which we exited in June 2023), a decrease of 29%.

•	Automotive insurance vertical revenue of $227.5 million, a decrease of 30%.

•	Revenue from home and renters insurance vertical of $40.9 million, an increase of 28%.

•	VMM of $100.3 million, representing 35% of total revenue, compared to 32%.

•

GAAP net loss increased to $51.3 million, compared to a GAAP net loss of $24.4 million. The net loss for 2023 includes $23.6 million of restructuring and other charges related to the sale of our health insurance vertical assets and workforce reduction.

•	Adjusted EBITDA was $0.5 million, compared to Adjusted EBITDA of $5.9 million.

First Quarter 2024 Outlook

(Revenue in our health insurance vertical was $8.7 million in the first quarter of 2023):

•	Revenue of $78.0 - $82.0 million.

•	Variable Marketing Margin of $26.0 - $28.0 million.

•	Adjusted EBITDA of $3.0 - $5.0 million.

With respect to the Company’s expectations under “First Quarter 2024 Outlook” above, the Company has not reconciled the non-GAAP measure Adjusted EBITDA to the GAAP measure net income (loss) in this press release because the Company does not provide guidance for stock-based compensation expense, depreciation and amortization expense, restructuring and other charges, acquisition-related costs, legal settlement expense, one-time severance charges, interest income, and income taxes on a consistent basis as the Company is unable to quantify these amounts without unreasonable efforts, which would be required to include a reconciliation of Adjusted EBITDA to GAAP net income (loss). In addition, the Company believes such a reconciliation would imply a degree of precision that could be confusing or misleading to investors.

Conference Call and Webcast Information

EverQuote will host a conference call and live webcast to discuss its fourth quarter and full year 2023 financial results at 4:30 p.m. Eastern Time today, February 26, 2024. To access the conference call, dial Toll Free: +1 (800) 599-2055 for the US, or +1 (647) 362-9671 for international callers, and provide conference ID 1374717. The live webcast and replay will be available on the Investors section of the Company’s website at https://investors.everquote.com.

Safe Harbor Statement

This press release contains forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact contained in this press release, including statements regarding our future results of operations and financial position, business strategy and plans, and objectives of management for future operations, are forward-looking statements. These statements involve known and unknown risks, uncertainties, and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance, or achievements expressed or implied by the forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “may,” “should,” “expects,” “might,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential,” “seek,” “would” or “continue,” or the negative of these terms or other similar expressions. The forward-looking statements in this press release are only predictions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition liquidity and results of operations. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee that the future results, levels of activity, performance or events and circumstances reflected in the forward-looking statements will be achieved or occur. These forward-looking statements speak only as of the date of this press release and are subject to a number of risks, uncertainties and assumptions described in our annual report on Form 10-K, our quarterly reports on Form 10-Q and our current reports on Form 8-K as filed with the Securities and Exchange Commission (“SEC”) from time to time. Additional information will also be set forth in the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2023, which will be filed with the SEC. Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, you should not rely on these forward-looking statements as predictions of future events. The events and circumstances reflected in our forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. While we may elect to update these forward-looking statements at some point in the future, whether as a result of any new information, future events, or otherwise, we have no current intention of doing so except to the extent required by applicable law. Some of the key factors that could cause actual results to differ include: (1) our dependence on revenue from the property and casualty insurance industries, and specifically automotive insurance, and exposure to risks related to those industries; (2) our dependence on our relationships with insurance providers with no long-term minimum financial commitments; (3) our reliance on a small number of insurance providers for a significant portion of our revenue; (4) our dependence on third-party media sources for a significant portion of visitors to our websites and marketplace; (5) our ability to attract consumers searching for insurance to our websites and marketplace through Internet search engines, display advertising, social media, content-based online advertising and other online sources; (6) any limitations restricting our ability to market to users or collect and use data derived from user activities; (7) risks related to cybersecurity incidents or other network disruptions; (8) risks related to the use of artificial intelligence; (9) our ability to develop new and enhanced products and services to attract and retain consumers and insurance providers, and to successfully monetize them; (10) the impact of competition in our industry and innovation by our competitors; (11) our ability to hire and retain necessary qualified employees to expand our operations; (12) our ability to stay abreast of and comply with new or modified laws and regulations that currently apply or become applicable to our business, including with respect to the insurance industry, telemarketing restrictions and data privacy requirements; (13) our ability to protect our intellectual property rights and maintain and build our brand; (14) our future financial performance, including our expectations regarding our revenue, cost of revenue, variable marketing margin, operating expenses, cash flows and ability to achieve, and maintain, future profitability; (15) our ability to properly collect, process, store, share, disclose and use consumer information and other data;; and (16) the future trading prices of our Class A common stock.

About EverQuote

EverQuote operates a leading online insurance marketplace, connecting consumers with insurance providers. Our vision is to become the largest online source of insurance policies by using data, technology, and knowledgeable advisors to make insurance simpler, more affordable and personalized.

For more information, visit everquote.com and follow on X (formerly Twitter) @everquotelife, Instagram @everquotepics, and LinkedIn https://www.linkedin.com/company/everquote/.

Investor Relations Contact

Brinlea Johnson

The Blueshirt Group

(415) 489-2193

EVERQUOTE, INC.

STATEMENTS OF OPERATIONS

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
	(in thousands except per share)
Revenue	$55,705	$88,308	$287,921	$404,127

Cost and operating expenses(1):
Cost of revenue	4,988	6,060	22,455	23,980
Sales and marketing	44,594	76,153	240,131	349,255
Research and development	5,944	7,440	27,591	31,713
General and administrative	6,962	6,702	26,301	28,102
Restructuring and other charges	(21)	—	23,568	—
Acquisition-related costs	—	632	(150)	(4,135)

Total cost and operating expenses	62,467	96,987	339,896	428,915

Loss from operations	(6,762)	(8,679)	(51,975)	(24,788)

Other income (expense):
Interest income	382	191	1,251	349
Other income (expense), net	9	(6)	14	23

Total other income, net	391	185	1,265	372

Loss before income taxes	(6,371)	(8,494)	(50,710)	(24,416)
Income tax (expense) benefit	23	—	(577)	—

Net loss	$(6,348)	$(8,494)	$(51,287)	$(24,416)

Net loss per share, basic and diluted	$(0.19)	$(0.26)	$(1.54)	$(0.77)

Weighted average common shares outstanding, basic and diluted	33,954	32,372	33,350	31,613

(1) Amounts include stock-based compensation expense, as follows:

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
	(in thousands)
Cost of revenue	$49	$60	$219	$281
Sales and marketing	1,906	2,383	8,667	11,018
Research and development	1,574	2,580	8,053	10,328
General and administrative	1,284	1,600	5,869	7,359
Restructuring and other charges	—	—	1,288	—

	$4,813	$6,623	$24,096	$28,986

EVERQUOTE, INC.

BALANCE SHEET DATA

	December 31,
	2023	2022
	(in thousands)
Cash and cash equivalents	$37,956	$30,835
Working capital	39,293	35,567
Total assets	110,925	156,519
Total liabilities	30,018	49,033
Total stockholders’ equity	80,907	107,486

EVERQUOTE, INC.

STATEMENTS OF CASH FLOWS

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
	(in thousands)
Cash flows from operating activities:
Net loss	$(6,348)	$(8,494)	$(51,287)	$(24,416)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	1,075	1,522	6,196	5,848
Stock-based compensation expense	4,813	6,623	24,096	28,986
Loss on sale of health assets	—	—	19,388	—
Impairment of right-of-use asset	—	—	384	—
Change in fair value of contingent consideration liabilities	—	632	(150)	(4,135)
Provision for bad debt	18	581	204	693
Unrealized foreign currency transaction (gains) losses	22	25	21	(9)
Changes in operating assets and liabilities:
Accounts receivable	952	10,239	8,219	5,362
Prepaid expenses and other current assets	(1,675)	(1,745)	962	(2,111)
Commissions receivable, current and non-current	1,565	(8,566)	4,176	(24,240)
Operating lease right-of-use assets	491	662	2,497	2,613
Other assets	385	—	421	(19)
Accounts payable	(3,382)	(6,496)	(13,411)	1,124
Accrued expenses and other current liabilities	1,979	891	(1,543)	(2,375)
Deferred revenue	(29)	(23)	5	(229)
Operating lease liabilities	(658)	(749)	(3,006)	(2,883)

Net cash used in operating activities	(792)	(4,898)	(2,828)	(15,791)

Cash flows from investing activities:
Acquisition of property and equipment, including costs capitalized for development of internal-use software	(852)	(1,071)	(3,840)	(4,290)
Proceeds from sale of health assets	—	—	13,194	—

Net cash provided by (used in) investing activities	(852)	(1,071)	9,354	(4,290)

Cash flows from financing activities:
Proceeds from exercise of stock options	639	212	979	942
Proceeds from private placement of common stock	—	—	—	15,000
Tax withholding payments related to net share settlement	(103)	(21)	(402)	(100)

Net cash provided by financing activities	536	191	577	15,842

Effect of exchange rate changes on cash, cash equivalents and restricted cash	15	22	18	(27)

Net increase (decrease) in cash, cash equivalents and restricted cash	(1,093)	(5,756)	7,121	(4,266)
Cash, cash equivalents and restricted cash at beginning of period	39,049	36,591	30,835	35,101

Cash, cash equivalents and restricted cash at end of period	$37,956	$30,835	$37,956	$30,835

EVERQUOTE, INC.

FINANCIAL AND OPERATING METRICS

Revenue by vertical:

	Three Months Ended December 31,		Change %
	2023	2022
	(in thousands)
Automotive	$44,985	$67,217	-33.1%
Home and Renters	9,821	6,617	48.4%
Other	899	14,474	-93.8%

Total Revenue	$55,705	$88,308	-36.9%

	Year Ended December 31,		Change %
	2023	2022
	(in thousands)
Automotive	$227,505	$324,417	-29.9%
Home and Renters	40,889	31,909	28.1%
Other	19,527	47,801	-59.1%

Total Revenue	$287,921	$404,127	-28.8%

Other financial and non-financial metrics:

	Three Months Ended December 31,		Change %
	2023	2022
	(in thousands)
Loss from operations	$(6,762)	$(8,679)	-22.1%
Net loss	$(6,348)	$(8,494)	-25.3%
Variable Marketing Margin	$20,668	$29,059	-28.9%
Adjusted EBITDA(1)	$(886)	$92	NM

	Year Ended December 31,		Change %
	2023	2022
	(in thousands)
Loss from operations	$(51,975)	$(24,788)	109.7%
Net loss	$(51,287)	$(24,416)	110.1%
Variable Marketing Margin	$100,282	$128,258	-21.8%
Adjusted EBITDA(1)	$461	$5,934	-92.2%

(1)	Adjusted EBITDA is a non-GAAP measure. Please see “EverQuote, Inc. Reconciliation of Non-GAAP Measures to GAAP” below for more information.

To supplement the Company’s financial statements presented in accordance with GAAP and to provide investors with additional information regarding EverQuote’s financial results, the Company has presented Adjusted. EBITDA as a non-GAAP financial measure. This non-GAAP financial measure is not based on any standardized methodology prescribed by GAAP and is not necessarily comparable to similarly titled measures presented by other companies.

The Company defines Adjusted EBITDA as net income (loss), excluding the impact of stock-based compensation expense; depreciation and amortization expense; restructuring and other charges; acquisition-related costs; interest income; and income taxes. The most directly comparable GAAP measure is net income (loss). The Company monitors and presents Adjusted EBITDA because it is a key measure used by management and the board of directors to understand and evaluate operating performance, to establish budgets and to develop operational goals for managing EverQuote’s business. In particular, the Company believes that excluding the impact of these items in calculating Adjusted EBITDA can provide a useful measure for period-to-period comparisons of EverQuote’s core operating performance.

The Company uses Adjusted EBITDA to evaluate EverQuote’s operating performance and trends and make planning decisions. The Company believes that this non-GAAP financial measure helps identify underlying trends in EverQuote’s business that could otherwise be masked by the effect of the items that the Company excludes in the calculations of Adjusted EBITDA. Accordingly, the Company believes that this financial measure provides useful information to investors and others in understanding and evaluating EverQuote’s operating results, enhancing the overall understanding of the Company’s past performance and future prospects.

The Company’s non-GAAP financial measures are not prepared  in accordance with GAAP and should not be considered in isolation of, or as an alternative to, measures prepared in accordance with GAAP. There are a number of limitations related to the use of Adjusted EBITDA rather than net income (loss), which is the most directly comparable financial measure calculated and presented in accordance with GAAP. In addition, other companies may use other measures to evaluate their performance, which could reduce the usefulness of the Company’s non-GAAP financial measures as tools for comparison.

The following table reconciles Adjusted EBITDA to net income (loss), the most directly comparable financial measure calculated and presented in accordance with GAAP.

EVERQUOTE, INC.

RECONCILIATION OF NON-GAAP MEASURES TO GAAP

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
	(in thousands)
Net loss	$(6,348)	$(8,494)	$(51,287)	$(24,416)
Stock-based compensation	4,813	6,623	22,808	28,986
Depreciation and amortization	1,075	1,522	6,196	5,848
Restructuring and other charges	(21)	—	23,568	—
Acquisition-related costs	—	632	(150)	(4,135)
Interest income	(382)	(191)	(1,251)	(349)
Income taxes	(23)	—	577	—

Adjusted EBITDA	$(886)	$92	$461	$5,934